UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

TRINITY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas	75207-2401
(Address of principal executive offices)	(Zip Code)

(214) 631-4420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

Notes Offering and Indenture

On September 25, 2014, Trinity Industries, Inc., a Delaware corporation (the “Company”), completed a public offering (the “Offering”) of $400 million aggregate principal amount of 4.550% Senior Notes due 2024 (the “Notes”). The Offering was made pursuant to an effective registration statement on Form S-3ASR (Registration No. 333-198744) filed with the Securities and Exchange Commission on September 15, 2014, as supplemented by the Preliminary Prospectus Supplement dated September 22, 2014 and the Final Prospectus Supplement dated September 22, 2014, each relating to the Notes. The Notes are fully and unconditionally guaranteed by each of the Company’s domestic subsidiaries that is a guarantor under the Company’s revolving credit facility (collectively, the “Guarantors”). If additional subsidiaries guarantee the Company’s revolving credit facility in the future, each such subsidiary also will be required to guarantee the Notes. The guarantee of any Guarantor may be released in certain circumstances, including if such Guarantor ceases to guarantee the Company’s revolving credit facility.

The Notes were issued under a Senior Notes Indenture (the “Base Indenture”) dated September 25, 2014, by and among the Company, the Guarantors, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated September 25, 2014, by and among the Company, the Guarantors, and the Trustee, establishing the terms and providing for the issuance of the Notes (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The First Supplemental Indenture and form of the Notes, which is included therein, provide, among other things, that the Notes bear interest at a rate of 4.550% per year, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2015, and the Notes will mature on October 1, 2024.

The Company estimates that the net proceeds from the Offering will be approximately $396 million after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include capital expenditures, acquisitions, working capital, and repayment or refinancing of debt.

The description of the Indenture set forth above is qualified by reference to the Base Indenture and the First Supplemental Indenture, filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Underwriting Agreement

On September 22, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Guarantors and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of the Notes.

The Underwriting Agreement contains customary representations, warranties, and agreements of the Company and the Guarantors, conditions to closing, indemnification rights and obligations of the parties, and termination provisions.

The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other events.

On September 22, 2014, the Company announced the pricing of the Offering. A copy of the corresponding press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated September 22, 2014, by and among Trinity Industries, Inc., certain of its subsidiaries, as guarantors, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Indenture dated September 25, 2014, by and among Trinity Industries, Inc., certain of its subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated September 25, 2014, by and among Trinity Industries, Inc., certain of its subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.550% Senior Note due 2024 (included in Exhibit 4.2).

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1 hereto).

99.1	Press Release dated September 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY INDUSTRIES, INC.

By:	/s/ James E. Perry
Name:	James E. Perry
Title:	Senior Vice President and Chief Financial Officer

Date: September 25, 2014

Signature Page to Current Report on Form 8-K

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated September 22, 2014, by and among Trinity Industries, Inc., certain of its subsidiaries, as guarantors, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Indenture dated September 25, 2014, by and among Trinity Industries, Inc., certain of its subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated September 25, 2014, by and among Trinity Industries, Inc., certain of its subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.550% Senior Note due 2024 (included in Exhibit 4.2).

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1 hereto).

99.1	Press Release dated September 22, 2014.